                                                                     EXHIBIT 5.1

                                  June 2, 2004

SunTrust Banks, Inc.
303 Peachtree Street, NE
Atlanta, GA  30308

         Re: SunTrust Banks, Inc. Registration Statement (File No. 333-____)

Ladies and Gentlemen:

         I have acted as counsel to SunTrust Banks, Inc., a Georgia corporation
("SunTrust"), in connection with the Registration Statement on Form S-4, File
No. 333-____ (the "Registration Statement") filed by SunTrust with the
Securities and Exchange Commission (the "Commission") pursuant to the Securities
Act of 1933, as amended (the "Securities Act").

         The Registration Statement relates to the proposed issuance (the "Stock
Issuance") by SunTrust of up to 83,845,637 shares of SunTrust common stock, par value $1.00 per share (the "Common Stock"), to the shareholders of National
Commerce Financial Corporation ("NCF"), pursuant to the Agreement and Plan of
Merger, dated as of May 7, 2004, by and between SunTrust and NCF (the "Merger
Agreement"), whereby NCF will merge with and into SunTrust (the "Merger").

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following documents:

         (i) the Registration Statement, as amended to the date hereof;

         (ii)  the Merger Agreement and any amendments thereto;

         (iii) the Articles of Incorporation of SunTrust, as amended to the date hereof and currently in effect;

         (iv) the Amended and Restated Bylaws of SunTrust, as amended to the date hereof and currently in effect;

         (v) certain resolutions of the Board of Directors of SunTrust with respect to the Merger Agreement, the Registration Statement and the issuance of the shares of Common Stock contemplated thereby; and

         (vi) a specimen certificate representing the Common Stock.

         I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of SunTrust and such agreements, certificates of public officials, certificates of officers or other representatives of SunTrust and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

June 2, 2004

         In my examination, I have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that such parties thereto, other than
SunTrust, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of
SunTrust and others.

         For purposes of this opinion, I have also assumed that, prior to the issuance of any of the shares of the Common Stock: (i) the Registration
Statement, as finally amended, will have become effective under the Securities
Act and (ii) the certificates representing the shares of Common Stock will have been duly executed by an authorized officer of the transfer agent for the Common
Stock and will have been registered by the registrar for the Common Stock and will conform to the specimen thereof examined by me.

         I am a member of the Bar of the State of Georgia, and accordingly, do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Georgia.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that, subject to the approval of the shareholders of SunTrust of the Stock Issuance, all necessary corporate action on the part of SunTrust has been taken to authorize the issuance of the
Common Stock in connection with the Merger, and when the Registration Statement has been declared effective by order of the Securities and Exchange Commission
(the "Commission") and the Common Stock has been issued in accordance with the terms and conditions set forth in the Registration Statement and the Merger
Agreement, the Common Stock will be legally and validly issued, fully paid and nonasssessable.

         I hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Joint Proxy Statement-Prospectus included in the
Registration Statement.

                                            Very truly yours,

                                            /s/ Raymond D. Fortin
                                            -----------------------------
                                            Raymond D. Fortin, Esq.